EXHIBIT 5.1

ARNALL GOLDEN GREGORY LLP
171 17TH STREET, NW
SUITE 2100
ATLANTA, GEORGIA 30363-1031
TELEPHONE (404) 873-8500 – FACSIMILE (404) 873-8501

June 22, 2012

CryoLife, Inc.
1655 Roberts Boulevard, N.W.
Kennesaw, Georgia 30144

Re:	REGISTRATION STATEMENT ON FORM S-4

Dear Ladies and Gentlemen:

We have acted as counsel to CryoLife, Inc., a Florida corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-4 filed on the date hereof (the "Registration Statement") with the Securities and Exchange Commission (the "Commission"). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended (the "Securities Act"), of an indeterminate amount, with an aggregate offering price not to exceed $100,000,000, of (a) shares (“Shares”) of common stock, par value $0.01 per share, of the Company ("Common Stock"), and (b) warrants (“Warrants”) to purchase shares of Common Stock (the “Warrant Exercise Shares”), in connection with future exchange offers, business combination transactions or acquisitions by the Company or its subsidiaries of other businesses, assets or securities (such Shares and Warrants, collectively, the “Securities”).  The Warrants may be issued under warrant agreements, to be dated on or about the date of the first issuance of the applicable Warrants thereunder, by and between a warrant agent to be selected by the Company (the “Warrant Agent”) and the Company, the forms of which will be filed as Exhibits to or incorporated by reference into, the Registration Statement (each, a “Warrant Agreement”). Any share of  Common Stock issued and sold under the Registration Statement will be accompanied by a right (each, a “Right”) to purchase, under certain circumstances, from the Company one one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $0.01 per share, of the Company pursuant to the First Amended and Restated Rights Plan, dated as of November 23, 2005, between the Company and American Stock Transfer & Trust Company, as Rights Agent (the “Rights Plan”) until the expiration of the Rights Plan.

This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

June 22, 2012

We have examined (i) the Registration Statement; (ii) the Amended and Restated Articles of Incorporation of the Company as currently in effect (the "Articles of Incorporation"); (iii) the Amended and Restated Bylaws of the Company as currently in effect (the "Bylaws"); (iv) pertinent resolutions adopted by the Board of Directors of the Company (the "Board") and/or committees thereof relating to the Registration Statement and the issuance of the Securities (the "Board Resolutions"); and (v) the Rights Plan.  We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, or as retrieved from the Commission's EDGAR database, and the authenticity of the originals of such latter documents. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all their obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which were not independently established or verified, we have, with your consent, relied upon oral or written statements and representations of officers and other representatives of the Company and others.

In our capacity as your counsel in connection with the Registration Statement, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the Registration Statement and the authorization and issuance of the Securities. For purposes of this opinion, we have assumed that such proceedings will be timely and properly completed, in accordance with all requirements of applicable laws, in the manner presently proposed.

Based upon the foregoing and in reliance thereon, and subject to the qualifications and limitations set forth herein, we are of the opinion that:

1.
 When (a) issued, delivered and paid for in accordance with the Registration Statement, any applicable Prospectus Supplement and the terms of the definitive agreements governing the issuance of such shares (the “Acquisition Agreements”), and (b) delivered to the purchaser or purchasers thereof against receipt by the Company of such lawful consideration therefore as duly authorized and approved by the Board (or a duly authorized committee thereof or a duly authorized officer of the Company) not less than the per share par value of the Shares, the Shares (including any Warrant Shares) will be validly issued, fully paid and nonassessable.

June 22, 2012

2.
With respect to any offering of Warrants, when  (i) the applicable Warrant Agreement has been authorized by the Company and the Warrant Agent, if any, by all necessary corporate action; (ii) the Warrant Agreement has been duly executed and delivered by the Company and the Warrant Agent, if any; (iii) the Board has taken all necessary corporate action to approve the issuance and terms of the Warrants in conformity with the Warrant Agreement, so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Articles of Incorporation and Bylaws, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iv) the Warrants have been duly executed and delivered by the Company and authenticated by the Warrant Agent, if any, pursuant to any Warrant Agreement and delivered against payment therefor, then the Warrants will have been validly issued,  will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, and will be entitled to the benefits of the applicable Warrant Agreement.

3.	The Rights attached to shares of Common Stock issued and sold under the Registration Statement are binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinions set forth herein are subject to the following assumptions, qualifications, limitations and exceptions being true and correct at or prior to the time of the delivery of any Securities offered pursuant to the Registration Statement and any appropriate Prospectus Supplement: (i) the Board (or a duly authorized committee thereof or a duly authorized officer of the Company) shall have duly authorized and taken any other necessary corporate or other action to approve offer, sale and issuance of the Securities; (ii) the Board Resolutions authorizing the Company to register, offer, sell and issue the Securities will remain in effect and unchanged at all times during which the Securities are offered, sold or issued by the Company; (iii) the terms of the issuance and sale of the Securities (x) will have been duly established in accordance with all applicable law and the Articles of Incorporation and Bylaws of the Company (collectively, the “Charter”), the Acquisition Agreements and the authorizing resolutions of the Board, and reflected in appropriate documentation reviewed by us, and (y) shall not violate any applicable law, the Charter and the Acquisition Agreements (subject to the further assumption that such Charter has not been amended from the date hereof in a manner that would affect the validity of any of the opinions rendered herein), or result in a default under or breach of any agreement or instrument binding upon the Company, and shall comply with any restriction imposed by any court or governmental body having jurisdiction over the Company; (iv) upon issuance of any Shares (including any Warrant Shares), the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under its Charter; (v) the Securities and any certificates representing the Securities, shall have been duly authenticated, executed, countersigned, registered and delivered upon payment of the agreed-upon legal consideration therefor and shall have been duly issued and sold in accordance with any relevant Acquisition Agreement, if applicable, duly executed and delivered by the Company and any other appropriate party; (vi) each Acquisition Agreement and any other relevant agreement shall have been duly authorized, executed and delivered by, and shall constitute a valid and binding obligation of, each party thereto (other than the Company); (vii) the Registration Statement (including all necessary post-effective amendments) and any additional registration statement filed under Rule 462, shall have become effective under the Securities Act and such effectiveness shall not have been terminated or rescinded; (viii) if necessary, an appropriate Prospectus Supplement shall have been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder describing the Securities offered thereby; (ix) the Securities shall be issued and sold in compliance with all Federal and State securities laws and solely in the manner stated in the Registration Statement and any applicable Prospectus Supplement and there shall not have occurred any change in law affecting the validity of the opinions rendered herein; (x) in the case of an agreement or instrument pursuant to which any Securities are to be issued, there shall be no terms or provisions contained therein which would affect the validity of any of the opinions rendered herein; and (xi) the Company will remain duly organized and in good standing under Florida law. We also have assumed that any Warrants offered under the Registration Statement, and the related Warrant Agreement, if one is used, will be duly authorized, executed and delivered by the Warrant Agent in the forms filed as exhibits to the Registration Statement or incorporated by reference therein.

June 22, 2012

With respect to the Rights, (i) we do not address the determination a court of competent jurisdiction may make regarding whether the Board would be required to redeem or terminate, or take other action with respect to, the rights at some future time based on the facts and circumstances existing at that time, (ii) we assume that the members of the Board acted in a manner consistent with their fiduciary duties as required under applicable law in adopting the Rights Plan, and (iii) we address the Rights and the Rights Plan in their entirety, and it is not settled whether the invalidity of any particular provision of the Rights Plan or the Rights issued thereunder would result in invalidating such Rights in their entirety.

Any opinion set forth herein as to enforceability of obligations of the Company is subject to: (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or transfer, or similar laws affecting the rights and remedies of creditors' generally, and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and the discretion of the court before which any proceedings therefor may be brought (such principles of equity are of general application, and in applying such principles, a court might include a covenant of good faith and fair dealing and apply concepts of reasonableness and materiality); (ii) provisions of law that may require that a judgment for money damages rendered by a court in the United States be expressed only in U.S. dollars; and (iii) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or composite currency. Rights to indemnification and contribution may also be limited by Federal and state securities laws.

We express no opinion as to the validity, legally binding effect or enforceability of any provision in any agreement or instrument that:

June 22, 2012

(a)	purports to excuse a party from liability for the party’s own acts;
(b)	purports to make void any act done in contravention thereof;
(c)	purports to authorize a party to act in the party’s sole discretion or purports to provide that determination by a party is conclusive;
(d)	requires waivers or amendments to be made only in writing;
(e)
purports to effect waivers of: (i) constitutional, statutory or equitable rights, (ii) the effect of applicable laws, (iii) any statute of limitations, (iv) broadly or vaguely stated rights, (v) unknown future defenses, or (vi) rights to damages;

(f)
imposes or permits: (i) liquidated damages, (ii) the appointment of a receiver, (iii) penalties, (iv) indemnification for gross negligence, willful misconduct or other wrongdoing, (v) confessions of judgment, or (vi) rights of self-help or forfeiture;

(g)	purports to limit or alter laws requiring mitigation of damages;
(h)
concerns choice of forum, consent or submission to the personal or subject matter jurisdiction of courts, venue of actions, means of service of process, waivers of rights to jury trials, and agreements regarding arbitration;

(i)	purports to reconstitute the terms thereof as necessary to avoid a claim or defense of usury;
(j)
purports to require a party thereto to pay or reimburse attorneys’ fees incurred by another party, or to indemnify another party therefor, which provisions may be limited by applicable statutes and decisions relating to the collection and award of attorneys’ fees;

(k)
relates to the evidentiary standards or other standards by which the such documents are to be construed, including, but not limited to, provisions that attempt to change or waive rules of evidence or fix the method or quantum of proof to be applied in litigation or similar proceedings;

(l)	enumerates that remedies are not exclusive or that a party has the right to pursue multiple remedies without regard to other remedies elected or that all remedies are cumulative;
(m)	constitutes severability provisions;
(n)	permits the exercise, under certain circumstances, of rights without notice or without providing opportunity to cure failures to perform;
(o)	purports to create rights to setoff otherwise than in accordance with applicable law;
(p)	contains a blanket prohibition on assignments or a specific prohibition on assignment of payments due or to come due; or
(q)	purports to entitle any party to specific performance of any provision thereof.

The foregoing opinions are limited to the laws of the State of Florida and the State of Georgia and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign. The Securities may be issued from time to time on a delayed or continuous basis, but this opinion is limited to the laws, including the rules and regulations thereunder, as in effect on the date hereof. We disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

June 22, 2012

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Sincerely,

/s/ ARNALL GOLDEN GREGORY LLP
ARNALL GOLDEN GREGORY LLP